Exhibit 10.6
ENVIRONMENTAL AND HAZARDOUS
SUBSTANCE INDEMNIFICATION AGREEMENT
     THIS ENVIRONMENTAL AND HAZARDOUS SUBSTANCE INDEMNIFICATION AGREEMENT (this “Agreement”), made as of the 22nd day of December 2010, by and between SIR Park Place, LLC, with offices at 18100 Von Karman Avenue, Suite 500, Irvine, California (“Borrower” and/or “Indemnitor”), and Ames Community Bank, with offices at 925 Gateway Drive, Grimes, Iowa 50111 (“Indemnitee”) and other Indemnified Parties (as defined below).
W I T N E S S E T H:
          WHEREAS, pursuant to that certain Loan Agreement dated as of the date hereof, by and between Borrower and Indemnitee (the “Loan Agreement”), Borrower has executed and delivered to Indemnitee that certain Promissory Note dated of even date herewith (the “Note”), payable to the order of Indemnitee in the stated principal amount not exceeding $5,000,000 which Note evidences a Loan made by Indemnitee to Borrower;
          WHEREAS, the Note is secured by that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement dated as of the date hereof (the “Security Instrument”), executed by Borrower, encumbering that certain property (the “Property”) more particularly described therein; and
          WHEREAS, Indemnitor will derive substantial benefit from the Loan and Indemnitor enters into this Agreement to induce Indemnitee to make the Loan.
          NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Indemnitor hereby represents, warrants and covenants to the Indemnified Parties (as hereinafter defined) as follows:
          1. Indemnitor, to the best of its knowledge, represents and warrants to the Indemnified Parties that: (a) there are no Hazardous Substances or underground storage tanks in, on, under or about the Property, except those that are both (i) in compliance with Environmental Laws (defined below) (and with permits issued pursuant thereto, if any) and (ii) fully disclosed to Indemnitee in writing pursuant to the written environmental assessments of the Property delivered to Indemnitee (collectively, the “Environmental Report”), (b) except as disclosed in the Environmental Report, no Asbestos is located on the Property; (c) there are no past or present Releases of Hazardous Substances in, on, under or from the Property in violation of any Environmental Law or which would require Remediation under or to achieve compliance with Environmental Laws except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (e) Indemnitor does not know of, and has not received, any notice or other communication from any Person (including a Governmental Authority) alleging noncompliance with or potential liability under Environmental Laws, or other environmental conditions in connection with the Property, or any actual administrative or judicial proceedings in connection with any of the foregoing; (f)

the Property has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of Hazardous Substances in violation of Environmental Laws; (g) there are no claims or actions pending or threatened against Indemnitor or the Property by any Governmental Authority or by any other Person relating to Hazardous Substances or pursuant to the Environmental Laws; (h) Indemnitor has truthfully and fully provided to Indemnitee, any and all information relating to environmental conditions in, on, under or from the Property that is known to Indemnitor or that is contained in Indemnitor’s files and records, including any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property.
          2. Indemnitor covenants and agrees that: (a) all uses and operations on or of the Property, whether by Indemnitor or any other Person including any Tenant, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Property; (c) the Property shall not be used as a site for the use, generation, manufacture, storage, treatment, releases, discharge and/or transportation of Hazardous Substances, and there shall be no Hazardous Substances in, on, or under the Property, in each case except those that are stored, used or maintained in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required; (d) Indemnitor shall keep the Property free and clear of all Liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Indemnitor or any other Person (the “Environmental Liens”); and (e) Indemnitor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 3 below, including providing all relevant information and making knowledgeable persons available for interviews. Indemnitor shall in all instances comply with, and ensure compliance by all occupants of the Property with, all applicable Legal Requirements with respect to Asbestos and other Hazardous Substances, and shall keep the Property free and clear of any Liens imposed pursuant to such Legal Requirements. In the event that Indemnitor receives any notice or communication from any Governmental Authority or any source whatsoever with respect to Asbestos or any other Hazardous Substances on, affecting or installed on the Property, Indemnitor shall immediately notify Indemnitee.
          3. (a) Indemnitee, its environmental consultant, and any other Person designated by Indemnitee, including any receiver and any representative of a Governmental Authority, shall have the right, but not the obligation, at intervals of not less than one year, or more frequently if the Indemnitee reasonably believes that a Hazardous Substance or other environmental condition violates or threatens to violate any Environmental Law, after notice to Indemnitor, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including conducting any environmental assessment or audit of the Property or portions thereof to confirm Indemnitor’s compliance with this Agreement, and Indemnitor shall cooperate in all reasonable ways with Indemnitee in connection with any such assessment or audit. Such audit shall be performed in a manner so as to minimize interference with the conduct of business at the Property. If such assessment or audit discloses the existence of a violation of any Environmental Law or the possibility of any potential liability under any Environmental Law or if such audit was required or prescribed by law, regulation or Governmental or quasi-

Governmental Authority, Indemnitor shall pay all reasonable costs and expenses incurred in connection with such assessment or audit; otherwise, the costs and expenses of such audit shall, notwithstanding anything to the contrary set forth in this Agreement, be paid by Indemnitee.
               (b) Indemnitor shall give prompt written notice to Indemnitee of: (a) any proceeding or inquiry by any Person with respect to the presence of any Hazardous Substances on, under, from or about the Property, (b) all claims made or threatened by any Person against Indemnitor or the Property relating to any loss or injury resulting from any Hazardous Substance, (c) Indemnitor’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property to be subject to any investigation or cleanup pursuant to any Environmental Law, and (d) any violation of Environmental Laws by any other Person of which Borrower has knowledge if same may affect the Property. In the event that any environmental site assessment or report recommends that an operations and maintenance plan or program be implemented for Asbestos or any other Hazardous Substance, Indemnitor shall cause such operations and maintenance plan to be prepared and implemented at Indemnitor’s sole cost and expense upon request of Indemnitee within thirty (30) days after such recommendation. In the event that any investigation, site monitoring, containment, cleanup, removal, Remediation, restoration or other work of any kind is required under an applicable Environmental Law (the “Remedial Work”), Indemnitor shall commence and thereafter diligently prosecute to completion any Remedial Work within thirty (30) days after written demand by Indemnitee for performance thereof (or such shorter period of time as may be required under applicable law). All Remedial Work shall be performed by contractors approved in advance by Indemnitee. Unless the cost of the Remedial Work is to be paid by a governmental program or by proceeds of a policy of insurance, all costs and expenses of such Remedial Work shall be paid by Indemnitor, including Indemnitee’s reasonable attorneys’ fees and costs and engineer consulting fees of engineers and other professionals incurred in connection with monitoring or review of such Remedial Work. In the event Indemnitor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Indemnitee may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall be paid by Indemnitee.
          4. (a) Except to the extent arising out of the negligence or willful misconduct of the Indemnified Parties, Indemnitor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties, and arising out of or in connection with or in any way relating to any one or more of the following: (i) any presence of any Hazardous Substances in, on, above or under the Property; (ii) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; (iii) any activity by Indemnitor, any Person affiliated with Indemnitor, any Tenant or other users of the Property or any other Person in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (iv) any activity by Indemnitor, any Affiliate of Indemnitor or any Tenant or other users of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including any removal, remedial or corrective action; (v) any past, present or threatened violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including any failure by Indemnitor, any Affiliate of Indemnitor or any Tenant or other users of the Property to comply with any order of any Governmental Authority in connection with Environmental Laws; (vi) the imposition, recording or filing of any Environmental Lien encumbering the Property; (vii) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (viii) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including costs to investigate and assess such injury, destruction or loss; (ix) any acts of Indemnitor or other users of the Property, in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites selected by Indemnitor or such other users, from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (x) any personal injury, wrongful death, or property damage caused by Hazardous Substances arising under any statutory or common law or tort law theory, including damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property; and (xi) any misrepresentation in any representation or warranty or breach or failure to perform any covenants or other obligations pursuant to this Agreement.
               (b) Upon written request by any Indemnified Party, Indemnitor shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties.
          5. The term “Hazardous Substances” means any and all substances, materials or wastes (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, contaminants, toxic substances, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws, including, but not limited to, urea formaldehyde insulation, medical wastes, petroleum and petroleum products, Asbestos and Asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, fungicides, insecticides, rodenticides, pesticides, flammables and explosives. The term “Asbestos” means asbestos or any substance or material containing asbestos.
          6. The term “Environmental Law” means any present or future, federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health, the environment or natural resources, Hazardous Substances, liability for or costs of Remediation or prevention of Releases of Hazardous Substances or otherwise relating to liability for or costs of other actual or threatened danger to human health or the environment, and includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act

of 1980, as amended (including Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq. (including Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act, as amended 42 U.S.C. Section 7401 et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. “Environmental Law” also includes, but is not limited to, any present or future, federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law; conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the property; and requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any Governmental Authority or other Person , whether or not in connection with transfer of title to or interest in property.
          7. The term “Release” of any Hazardous Substance means any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.
          8. The term “Remediation” includes, but is not limited to, any response, remedial removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances.
          9. The term “Indemnified Parties” means Indemnitee and in each case any other Person designated by Lender (i) who is or will have been involved in the origination of the Loan and/or participation in the Loan, (ii) who is or will have been involved in the servicing of the Loan, (iii) in whose name the encumbrance created by the Security Instrument is or will have been recorded, (iv) who may hold or acquire or will have held a full or partial interest in the Loan (including pursuant to a pledge or collateral assignment) as well as the respective directors, officers, shareholders, members, partners, employees, agents, servants, representatives, contractors, subcontractors, Affiliates, subsidiaries, successors and assigns of any and all of the foregoing (including any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee’s assets and business), and/or (v) who is controlling, controlled by or under common control with any Person described in clauses (i)-(iv). The term “Indemnified Party” shall mean any one of the Indemnified Parties.
          10. The term “Losses” includes any and all claims, actions, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, costs of Remediation (whether or not performed voluntarily), engineers’ fees, environmental consultants’ fees, and costs of investigation (including sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) or punitive damages, of whatever kind or nature (including reasonable attorneys’ fees and other costs of defense). Losses shall include, without limitation to the foregoing, the following: (a) all Remediation costs and expenses, and (b) all other direct or indirect consequential damages, including, without limitation, any third party tort claims or governmental claims, fines or penalties against an Indemnified Party, or any Person controlled by an Indemnified Party.
          11. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification (whether or not such Indemnitor has received notice thereof) of the provisions of the Loan Documents or any other agreement to or with Indemnitee or Indemnitor or any Person who succeeds Indemnitor or Borrower as owner of the Property.
          12. Indemnitee may enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Security Instrument, or any other Loan Documents or any of the Property, through foreclosure proceedings or otherwise. This Agreement shall also constitute collateral and security for the debt of Borrower pursuant to the Loan and shall be secured by the Security Instrument. It is not necessary for an Event of Default to have occurred for Indemnified Parties to exercise their rights pursuant to this Agreement.
          13. The term of the indemnity provided for herein will commence on the date hereof and continue until such time as no legal action can be successfully brought against Indemnitee and/or any Indemnified Party due to applicable statutes of limitation. WITHOUT IN ANY WAY LIMITING THE ABOVE, IT IS EXPRESSLY UNDERSTOOD THAT INDEMNITOR’S DUTY TO INDEMNIFY THE INDEMNIFIED PARTIES SHALL SURVIVE: (i) ANY JUDICIAL OR NON-JUDICIAL FORECLOSURE UNDER THE SECURITY INSTRUMENT, OR TRANSFER OF THE PROPERTY IN LIEU THEREOF; (ii) THE RELEASE AND RECONVEYANCE OR CANCELLATION OF THE SECURITY INSTRUMENT; AND (iii) THE SATISFACTION OF ALL OF BORROWER’S OBLIGATIONS UNDER THE LOAN DOCUMENTS.
          14. Any amounts payable to Indemnitee under this Agreement shall become immediately due and payable and, if not paid within ten (10) days of written demand therefor shall bear interest at the rate equal to the lesser of (a) the Default Rate (as defined in the Note), or (b) the maximum interest rate which Borrower or any other Indemnitor may by law pay or Indemnified Parties may charge and collect, from the date payment was due.

          15. Indemnitor shall take any and all reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for the presence of any Hazardous Substances at, in, on, under or near the Property or otherwise obligated by law to bear the cost. Indemnitee shall be and hereby is subrogated to all of Indemnitor’s rights now or hereafter in such claims.
          16. Indemnitor shall cooperate with Indemnitee, and provide access to Indemnitee and any professionals engaged by Indemnitee, upon Indemnitee’s request, to conduct, contract for, evaluate or interpret any environmental assessments, audits, investigations, testing, sampling, analysis and similar procedures on the Property.
          18. No delay on Indemnitee’s part in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.
          17. Indemnitor shall, within five (5) business days of receipt thereof, give written notice to the Indemnitee of (i) any notice or advice from any Governmental Authority or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property, and (ii) any claim, suit or proceeding, whether administrative or judicial in nature (“Legal Action”), brought against the Indemnitor or instituted with respect to the Property, with respect to which Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of paragraph 24 hereof.
          18. Indemnitee shall, at all times, be free to independently establish to its satisfaction and in its absolute discretion the compliance with the terms of this Agreement, including random inspections on a reasonable basis so long as such inspections do not unreasonably interfere with the rights of any Tenant in the Property.
          19. To the extent applicable, Indemnitor has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. No Indemnitor knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.
          20. All notices given under this Agreement shall be given and become effective as provided in the Loan Agreement.
          21. The terms of this Agreement are for the sole and exclusive protection and use of Indemnitee and the Indemnified Parties. No party shall be a third-party beneficiary hereunder, and no provision hereof shall operate or inure to the use and benefit of any such third party. It is agreed that Indemnified Parties are not such excluded third-party beneficiaries.
          22. Capitalized terms used herein and not specifically defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement or Loan Documents.

          23. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
          24. This Agreement may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
          25. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.
          26. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Security Instrument, or the other Loan Documents or would otherwise have at law or in equity.
          27. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.
          28. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF IOWA.
          29. The rights of Indemnitee under this Agreement shall be in addition to any other rights and remedies of Indemnitee against Indemnitor under any other document or instrument now or hereafter executed by Indemnitor, or at law or in equity (including, without limitation, any right of reimbursement or contribution pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as heretofore or hereafter amended from time to time), or the environmental laws of the state of Iowa.
IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.
By signing below, the parties hereto acknowledge that it concurrently received of a copy of the documents and each document referenced herein.
          IN WITNESS WHEREOF, Borrower has duly executed this Agreement the day and year first above written.

BORROWER:
SIR Park Place, LLC, an Iowa limited liability company by: Steadfast Income Advisor, LLC, its Manager
By:	/s/ James Kasim
	Name:	James Kasim
	Title:	Chief Financial Officer

STATE OF	)
	)	SS.
COUNTY OF	)
     This instrument was acknowledged before me on this ___ day of December, 2010 by ____________ as ____________of Steadfast Income Advisor, LLC, the Manager of SIR Park Place, LLC.
[See Attached Certificate]
Notary Public in and for the State of ______

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